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                            FIRST AMENDMENT TO LEASE
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THIS FIRST AMENDMENT TO LEASE is dated this __12th_ day of October_____________
1999 by and between CarrAmerica Realty Corporation, a Maryland corporation ("Landlord") and Concord Camera Corp., a New Jersey corporation ("Tenant")

                                   BACKGROUND


1. Landlord and Tenant entered into a certain lease dated as of August 12, 1998 (the "Original Lease") pursuant to which Tenant leases from Landlord suite 650-N (the "Original Premises") and located in the building known as Presidential Circle (the "Building") at 4000 Hollywood Boulevard, Hollywood, Florida, 33021. The Original Lease and this First Amendment shall be collectively referred to as the "Lease".

AT THIS TIME, Tenant and Landlord wish to expand the Original Premises and extend the term of the lease.

                                    AGREEMENT

1. EXPANSION SPACE:

         Suite 630-N consisting 1,924 rentable square feet (the "Expansion Space") located within the Building.

2. EXPANSION SPACE COMMENCEMENT DATE:

         January 4, 2000, but if the Expansion Space is subject to new construction pursuant to section 5 of this First Amendment, then the Completion Date, as defined therein, if it is later; Landlord and Tenant shall execute a Commencement Date Confirmation for the Expansion Space substantially in the form of Appendix E of the Original Lease promptly following the Expansion Space Commencement Date

3. EXPANSION SPACE TERMINATION DATE/EXPANSION SPACE TERM:

         One hundred and twenty (120) months after the Expansion Space Commencement Date, or if the Expansion Space Commencement Date is not the first day of a month, then one hundred and twenty (120) months after the first day of the following month. The Termination Date, as defined in the Original Lease for the Original Premises, shall be extended and shall terminate on the Expansion Space Termination Date

4. EXPANSION SPACE BASE RENT:

         Tenant shall pay Base Rent for the Expansion Space according to the same corresponding per square foot rates as Tenant pays for the Original Premises. The schedule of Base Rent per square foot in the Original Lease is as follows:


                                                  Per Square Foot
                    Period                           Base Rent
                    ------                        ---------------
       January 4, 1999 to January 31, 2000            $15.70
      February 1, 2000 to January 31, 2001             16.33
      February 1, 2001 to January 31, 2002             16.98
      February 1, 2002 to January 31, 2003             17.66
      February 1, 2003 to January 31, 2004             18.37
      February 1, 2004 to January 31, 2005             19.10
      February 1, 2005 to January 31, 2006             19.87
      February 1, 2006 to January 31, 2007             20.66
      February 1, 2007 to January 31, 2008             21.49
      February 1, 2008 to January 31, 2009             22.35

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         Because the Expansion Space Term shall extend beyond that shown in the above schedule, and thus the Original Lease, the Base Rent for the Original Premises and the Expansion Space shall continue to increase at a rate of 4% per annum each anniversary.

THIS FIRST AMENDMENT TO LEASE is by and between CarrAmerica Realty Corporation, a Maryland corporation ("Landlord") and Concord Camera Corp., a New Jersey corporation ("Tenant")


5. OPERATING COST SHARE RENT:

         During the calendar year 1999, Tenant acknowledges that the estimated amount of Operating Costs as referred to in Paragraph 2.B & 2.C of the Original Lease are $9.77 per rentable square foot plus applicable tax. Tenant shall continue to pay Operating Cost Share Rent according to the terms of the lease for the Original Premises and the Expansion Space.


6. TENANT IMPROVEMENTS

         A. INITIAL IMPROVEMENTS. Landlord shall cause to be performed the improvements (the "Initial Improvements") in the Expansion Space in accordance with plans and specifications approved by Tenant and Landlord (the "Plans"), which approvals shall not be unreasonably withheld. The Initial Improvements shall be performed at the Tenant's cost, subject to the Landlord's Contribution (hereinafter defined).

         Tenant shall cause the Plans to be prepared by a registered professional architect, and mechanical and electrical engineer(s). Such engineer(s) shall be approved in advance by the Landlord. Prior to close-of-business ten (10) days after full execution and delivery of this First Amendment to Tenant. Tenant shall furnish the initial draft of the Plans to Landlord for Landlord's review and approval. Landlord shall within two (2) weeks after receipt either provide comments to such Plans or approve the same. Landlord shall be deemed to have approved such Plans if it does not timely provide comments on such Plans. If Landlord provides Tenant with comments to the initial draft of the Plans, Tenant shall provide revised Plans to Landlord incorporating Landlord's comments within one week after receipt of Landlord's comments. Landlord shall within one week after receipt then either provide comments to such revised Plans or approve such Plans. Landlord shall be deemed to have approved such revised Plans if Landlord does not timely provide comments on such Plans. The process described above shall be repeated, if necessary, until the Plans have been finally approved by Landlord. Tenant hereby agrees that the Plans for the Initial Improvements shall comply with all applicable Governmental Requirements. Landlord's approval of any of the Plans (or any modifications or changes thereto) shall not impose upon Landlord or its agents or representatives any obligation with respect to the design of the Initial Improvements or the compliance of such Initial Improvements or the Plans with applicable Governmental Requirements.

         Landlord, with consultation of Tenant, shall select a contractor to perform the construction of the Initial Improvements. Such contractor shall be selected by a competitive bid process between three contractors selected by Landlord, with consultation of Tenant. Landlord shall use commercially reasonable efforts to cause the Initial Improvements to be substantially completed, except for minor "Punch List" items, on or before the Expansion Space Commencement Date specified in Section 2 of this First Amendment, subject to Tenant Delay (hereafter defined) and Force Majeure.


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         Landlord, or an agent of Landlord, shall provide project management services in connection with the construction of the Initial Improvements and the Change Orders (hereinafter defined). Such project management services shall be performed, at Tenant's cost, for a fee of five percent (5%) of all costs related to the preparation of the Plans and the construction of the Initial Improvements and the Change Orders.

         B. CHANGE ORDERS. If, prior to the Expansion Space Commencement Date, Tenant shall require improvements or changes (individually or collectively, "Change Orders") to the Expansion Space in addition to, revision of, or substitution for the Initial Improvements, Tenant shall deliver to Landlord for its approval plans and specifications for such Change Orders. If Landlord does not approve of the plans for Change Orders, Landlord shall advise Tenant of the revisions required. Tenant shall revise and redeliver the plans and specifications to Landlord within five (5) business days of Landlord's advice or Tenant shall be deemed to have abandoned its request for such Change Orders. Tenant shall pay for all preparations and revisions of plans and specifications, and the construction of all Change Orders, subject to Landlord's Contribution.

         C. LANDLORD'S CONTRIBUTION. Landlord shall contribute an amount not to exceed $26,551.20 ("Landlord's Contribution") toward the costs incurred for the Initial Improvements and Change Orders. Landlord has no obligation to pay for costs of the Initial Improvements or Change Orders in excess of Landlord's Contribution. If the cost of the Initial Improvements and/or Change Orders exceeds the Landlord's Contribution, Tenant shall pay such overage to Landlord prior to commencement of construction of the Initial Improvements and/or Change Orders.

         D. COMMENCEMENT DATE DELAY. Expansion Space Commencement Date shall be delayed until the Initial Improvements have been substantially completed as evidenced by a certificate of occupancy issued by the appropriate governmental authority (the "Completion Date"), except to the extent that the delay shall be caused by any one or more of the following (a "Tenant Delay"):

         (a) Tenant's request for Change Orders whether or not any such Change Orders are actually performed; or

         (b) Contractor's performance of any Change Orders; or

THIS FIRST AMENDMENT TO LEASE is by and between CarrAmerica Realty Corporation, a Maryland corporation ("Landlord") and Concord Camera Corp., a New Jersey corporation ("Tenant")

         (c) Tenant's request for materials, finishes or installations requiring unusually long lead times; or

         (d) Tenant's delay in reviewing, revising or approving plans and specifications beyond the periods set forth herein; or

        (e) Tenant's delay in providing information critical to the normal progression of the project. Tenant shall provide such information as soon as reasonably possible, but in no event longer than one week after receipt of such request for information from the Landlord; or

         (f) Tenant's delay in making payments to Landlord for costs of the Initial Improvements and/or Change Orders in excess of the Landlord's Contribution; or

         (g) Any other act or omission by Tenant, its agents, contractors or persons employed by any of such persons. If the Commencement Date is delayed for any reason, then Landlord shall cause Landlord's Architect to certify the date on which the Initial Improvements would have been completed but for such Tenant Delay, or were in fact completed without any Tenant Delay.

         E. ACCESS BY TENANT PRIOR TO COMMENCEMENT OF EXPANSION SPACE TERM. Landlord at its discretion may permit Tenant and its agents to enter the Expansion Space prior to the Expansion Space Commencement Date to prepare the Expansion Space for Tenant's use and occupancy. Any such permission shall constitute a license only, conditioned upon Tenant's:

         (a) working in harmony with Landlord and Landlord's agents, contractors, workmen, mechanics and suppliers and with other tenants and occupants of the Building;

         (b) obtaining in advance Landlord's approval of the contractors proposed to be used by Tenant and depositing with Landlord in advance of any work (i) security satisfactory to Landlord for the completion thereof, and (ii) the contractor's affidavit for the proposed work and the waivers of lien from the contractor and all subcontractors and suppliers of material; and

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         (c) furnishing Landlord with such insurance as Landlord may require against liabilities which may arise out of such entry.

         Landlord shall have the right to withdraw such license for any reason upon twenty-four (24) hours' written notice to Tenant. Landlord shall not be liable in any way for any injury, loss or damage which may occur to any of Tenant's property or installations in the Expansion Space prior to the Expansion Space Commencement Date. Tenant shall protect, defend, indemnify and save harmless Landlord from all liabilities, costs, damages, fees and expenses arising out of the activities of Tenant or its agents, contractors, suppliers or workmen in the Expansion Space or the Building. Any entry and occupation permitted under this Section shall be governed by Section 5 and all other terms of the Lease.

7. ADDITIONAL PARKING FOR THE EXPANSION SPACE

         Subject to the terms described in Section 31 of the Original Lease.

                 Total Parking Spaces               Seven (7)
                 Garage Parking Spaces *            Two (2)
                 Surface Parking Spaces             Five (5)

         * Initial monthly rate of $40.00 per parking space.

8. STATUS OF LEASE

         Landlord and Tenant hereby acknowledge and agree that: (i) as of the date hereof, Landlord has complied with all of the terms an conditions of the Original Lease, and that Tenant has no rights to any credit, claim, cause of action, offset or similar charge against Landlord, the Base Rent and/or the Additional Rent, each of same, if any, existing as of the date hereof, now being waived by Tenant; (ii) Landlord has fully performed all of its obligations under the Original Lease and is not obligated to make or pay for any additional tenant improvements except for those tenant improvements specifically set forth in this First Amendment; (iii) Tenant represents and warrants to Landlord that there are no assignees, sublessees or transferees of the Original Lease, or any part hereof, or any person or firm (other than Tenant) occupying or having the right in the future to occupy the Original Premises or the Expansion Space, or any part thereof; not previously approved by Landlord (iv) Tenant has no right to any credit, claim, cause of action, offset or similar charge against Landlord or against the Rent or any other charges due to Landlord under the Lease; (v) Landlord and Tenant confirm that from the Expansion Space Commencement Date until the Expansion Space Termination Date, the Original Premises and the Expansion Space shall consist of 12,069 rentable square feet; the square footage of the Original Premises, Expansion Space and the Building set forth in the this First Amendment and the Original lease are conclusively deemed to be the actual square footage thereof, without regard to any subsequent remeasurement of the Original Premises, Expansion Space or the Building; (vi) Tenant is not entitled to any future rental abatement, concession, credit or reduction; (vii) except for this First Amendment, the Original Lease has not been modified in any respect; and (viii) by this First Amendment the Lease is currently scheduled to terminate on Expansion Space Termination Date.


THIS FIRST AMENDMENT TO LEASE is by and between CarrAmerica Realty Corporation, a Maryland corporation ("Landlord") and Concord Camera Corp., a New Jersey corporation ("Tenant")


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IN WITNESS WHEREOF, the parties hereto have executed this First Amendment.

                                    LANDLORD:

                                    CARRAMERICA REALTY CORPORATION., a
                                    Maryland corporation

___________________
Witness                             By: ____________________________________

                                    Print Name: _____________________________

                                    Title:___________________________________
___________________
Witness
                                    Date:___________________________________




                                    TENANT:

                                    Concord Camera Corp., a New Jersey
                                    corporation

___________________
Witness                             By: ____________________________________

                                    Print Name: _____________________________

                                    Title:___________________________________

___________________
Witness
Date:___________________________________